Exhibit 4.1

EXECUTION VERSION

SUMITOMO MITSUI FINANCIAL GROUP, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

SUBORDINATED INDENTURE

Dated as of September 17, 2019

i

CROSS REFERENCE SHEET

Cross-reference sheet of provisions of the Trust Indenture Act of 1939 and this Subordinated Indenture:

Section of the Act	Section of Subordinated Indenture
310(a)(1) and (2)	5.09
310(a)(3) and (4)	Inapplicable
310(a)(5)	Incorporated by Section 318(c)
310(b)	5.10
310(c)	Inapplicable
311(a), (b) and (c)	Incorporated by Section 318(c)
312(a)	3.07
312(b)	Incorporated by Section 318(c)
312(c)	Incorporated by Section 318(c)
313(a)	3.09
313(b)(1)	Inapplicable
313(b)(2)	Incorporated by Section 318(c)
313(c)	Incorporated by Section 318(c)
313(d)	Incorporated by Section 318(c)
314(a)	3.06, 3.08
314(b)	Inapplicable
314(c)(1) and (2)	10.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	10.05
315(a), (c) and (d)	5.01
315(b)	4.11
315(e)	4.12
316(a)(1)	4.09
316(a)(2)	Inapplicable
316(b)	4.07
316(c)	Incorporated by Section 318(c)
317(a)	4.02
317(b)	3.04
318(a)	10.06

Notes: This cross-reference sheet shall not, for any purpose, be deemed to be a part of this Subordinated Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act (as defined in this Subordinated Indenture), which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein. Sections designated in the cross-reference sheet above as “Incorporated by Section 318(c)” are not physically contained herein but are incorporated automatically by Section 318(c) of the Trust Indenture Act.

v

THIS SUBORDINATED INDENTURE, dated as of September 17, 2019 between Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan (the “Issuer”), and The Bank of New York Mellon, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured and subordinated bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Subordinated Indenture; and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Subordinated Indenture; and

WHEREAS, all things necessary to make this Subordinated Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided herein or in the form of Security or any indenture supplemental hereto, or unless the context otherwise clearly requires) for all purposes of this Subordinated Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 1.01. All other terms used in this Subordinated Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise clearly requires) have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Subordinated Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Subordinated Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” has the meaning set forth in Section 3.05.

“Agent” means any registrar, paying agent, transfer agent or authenticating agent.

“Applicable Banking Regulations” means, at any time, the capital adequacy regulations, public ministerial announcements, guidelines and policies then in effect of the FSA or other governmental authority that are applicable to the Issuer, including, without limitation, the Public Ministerial Announcement (kokuji (No. 20 of the FSA Public Ministerial Announcement of 2006, as amended)).

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 5.14 to act on behalf of the Trustee to authenticate Securities.

“Authorized Agent” has the meaning set forth in Section 10.10.

“Bankruptcy Act” means the Bankruptcy Act of Japan (Act No. 75 of 2004), as amended or replaced from time to time.

“Board” means the Board of Directors of the Issuer, any duly authorized committee of such board or any director or directors and/or officer or officers of the Issuer to whom such Board of Directors or duly authorized committee thereof has duly delegated its authority.

“Board Resolution” means one or more resolutions or determinations to have been duly adopted by the Board, and to be in full force and effect.

“Business Day” means, with respect to any particular Place of Payment, any day that is not a day on which banking institutions in that Place of Payment are authorized or required by law, regulation or executive order to close.

“Civil Rehabilitation Act” means the Civil Rehabilitation Act of Japan (Act No. 225 of 1999), as amended or replaced from time to time.

“Clearing Organization” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Clearing Organization by the Issuer pursuant to Section 2.03 until a successor Clearing Organization has become such pursuant to the applicable provisions of this Subordinated Indenture, and thereafter “Clearing Organization” shall mean or include each Person who is then a Clearing Organization hereunder, and if at any time there is more than one such Person, “Clearing Organization” as used with respect to the Securities of any such series shall mean the Clearing Organization with respect to the Registered Global Securities of that series.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Subordinated Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Companies Act” means the Companies Act of Japan (Act No. 86 of 2005), as amended or replaced from time to time.

“Condition for Payment” means any of the following conditions:

(i)

in the case of bankruptcy of the Issuer pursuant to the provisions of the Bankruptcy Act, all Senior Indebtedness of the Issuer appearing on the final distribution list prepared by the administrator for the final distribution of bankruptcy assets pursuant to the Bankruptcy Act is paid in full or provision has been made for the payment in full thereof pursuant to the Bankruptcy Act;

(ii)

in the case of reorganization of the Issuer pursuant to the provisions of the Reorganization Act, all Senior Indebtedness of the Issuer appearing in the plan of reorganization, at the date such plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as indebtedness of the Issuer, subject to modification of such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification;

(iii)

in the case of civil rehabilitation of the Issuer pursuant to the provisions of the Civil Rehabilitation Act, all Senior Indebtedness of the Issuer appearing in the plan of rehabilitation, at the date such plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as indebtedness of the Issuer, subject to modification in such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification; or

(iv)

in the case of bankruptcy, reorganization, civil rehabilitation or other equivalent proceedings of the Issuer pursuant to any applicable law of any jurisdiction other than Japan, conditions equivalent to those set forth in (i), (ii) or (iii) above have been fulfilled; provided that, notwithstanding any provision herein to the contrary, if the imposition of any such condition is not allowed under such proceedings, any amount which becomes due under the Securities shall become payable in accordance with these Conditions for Payment and not subject to such impermissible condition.

“Consent Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 217, paragraph 1 of the Civil Rehabilitation Act to the effect that (i) the procedures for the investigation and confirmation of civil rehabilitation claims, as defined in Article 84 of the Civil Rehabilitation Act, and (ii) the resolution of a civil rehabilitation plan, shall be omitted.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee in the United States shall, at any particular time, be principally administered, which office is, at the date as of which this Subordinated Indenture is dated, located at 240 Greenwich Street, New York, NY 10286, United States of America, Attention: Global Corporate Trust—Sumitomo Mitsui Financial Group, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Deposit Insurance Act” means the Deposit Insurance Act of Japan (Act No. 34 of 1971), as amended or replaced from time to time.

“Designated Financial Institution” has the meaning set forth in Section 3.05.

“Dollar” means the coin or currency of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company and any successor thereto.

“DTC Procedures” has the meaning set forth in Section 2.12(a).

“Event of Acceleration” means any event or condition specified as such in Section 4.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FATCA” has the meaning set forth in Section 3.05.

“FSA” means the Financial Services Agency of Japan, or any successor or similar authority.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder of any Security.

“Incorporated Provision” has the meaning set forth in Section 10.06.

“interest” means, when used with respect to a Security that by its terms bears interest only after maturity, interest payable after maturity.

“Interest Recipient Information” has the meaning set forth in Section 3.05.

“Issuer” means Sumitomo Mitsui Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan, and, subject to Article 8, its successors and assigns.

“Judgment Currency” has the meaning set forth in Section 4.13.

“New York Banking Day” has the meaning set forth in Section 4.13.

“New York Court” has the meaning set forth in Section 10.10.

“Non-Viability Event” has the meaning set forth in Section 13.01.

“Officer’s Certificate” means a certificate signed by any one Responsible Officer of the Issuer duly authorized to execute any such certificate and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Subordinated Indenture) the statements provided in Section 10.05, if applicable.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer and who shall be reasonably satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 10.05, if and to the extent required thereby.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding” means, when used with reference to Securities, subject to the provisions of Section 6.04, as of any particular time, all Securities authenticated and delivered by the Trustee under this Subordinated Indenture, except:

(a) Securities theretofore canceled by the paying agent or delivered to the paying agent for cancellation;

(b) Securities that have been canceled in connection with a Write-Down pursuant to Section 13.02; and

(c) Securities in substitution for which other Securities have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Participant” has the meaning set forth in Section 3.05.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity, whether or not having a separate legal personality.

“Place of Payment” means, when used with respect to the Securities of any particular series, the place or places where the principal of and interest, if any, on the Securities of that series are payable, as contemplated in Section 3.02.

“principal”, whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any.” For the avoidance of doubt, “premium” referred to in the previous sentence means amounts exceeding the face value of a Security payable by the Issuer to the Holders upon redemption or such other event as may be specified in or pursuant to Section 2.03.

“qualified indenture” means an indenture deemed to have been qualified under the Trust Indenture Act pursuant to Section 309 thereunder.

“record date” has the meaning set forth in Section 2.07.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Clearing Organization for such series in accordance with Section 2.03 and bearing the legend prescribed by an applicable form of Security or supplemental indenture.

“Registered Security” means any Security registered on the Security register of the Issuer.

“registrar” or “Security registrar” means each Person keeping a register or registers as contemplated by Section 2.08.

“Reorganization Act” means the Corporate Reorganization Act of Japan (Act No. 154 of 2002), as amended or replaced from time to time.

“Required Currency” has the meaning set forth in Section 4.13.

“Responsible Officer” means, when used with respect to the Trustee, any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located at the Specified Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and in each such case, who shall have responsibility for the administration of this Subordinated Indenture. When used with respect to the Issuer, “Responsible Officer” means the Chairman of the Board, the President, a Senior Managing Director, a Managing Director, a Director, a General Manager or a Joint General Manager of the Issuer or any other officer or assistant officer of the Issuer customarily performing functions similar to those performed by the persons who at the time shall be such officers and who shall be authorized to provide instruction under this Subordinated Indenture to the Trustee.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Subordinated Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Subordinated Indenture. If the Securities of any series incorporate stock acquisition rights, then the terms “Security” and “Securities” shall be deemed to include such stock acquisition rights.

“Senior Indebtedness” means, unless otherwise specified in an applicable form of Security or supplemental indenture, all liabilities of the Issuer (including, for the avoidance of doubt, statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined under the Bankruptcy Act) other than (i) liabilities under the Securities which shall not have become due and payable prior to the date on which a Subordination Event has occurred, (ii) liabilities under the Securities which shall have become due and payable solely by way of acceleration prior to such date and (iii) other liabilities ranking pari passu with, or junior to, the Securities.

“Special Taxation Measures Act” has the meaning set forth in Section 3.05.

“specially-related person of the Issuer” has the meaning set forth in Section 3.05(i).

“Specified Corporate Trust Office” means The Bank of New York Mellon, Singapore Branch, One Temasek Avenue, #02-01 Millenia Tower, Singapore 039192, Attention: Global Corporate Trust—Sumitomo Mitsui Financial Group, Inc., facsimile: +65 6883 0338.

“Subordinated Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, including the forms and terms of particular series of Securities established as contemplated hereunder.

“Subordination Event” means, unless otherwise specified in an applicable form of Security or supplemental indenture, any of the following events:

(i)	a court of competent jurisdiction in Japan shall have adjudicated the Issuer to be bankrupt pursuant to the provisions of the Bankruptcy Act;

(ii)	a court of competent jurisdiction in Japan shall have commenced reorganization proceedings with respect to the Issuer pursuant to the provisions of the Reorganization Act;

(iii)	a court of competent jurisdiction in Japan shall have commenced civil rehabilitation proceedings with respect to the Issuer pursuant to the provisions of the Civil Rehabilitation Act; or

(iv)

the Issuer shall have become subject to bankruptcy, corporate reorganization, civil rehabilitation or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan, which proceedings have an equivalent effect to those set forth in clauses (i), (ii) or (iii) above.

“Summary Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 211, paragraph 1 of the Civil Rehabilitation Act to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Act shall be omitted.

“Suspension Period” means the period commencing on the New York Banking Day immediately following the date on which the relevant Write-Down Notice is received by DTC (except that such period may commence on the second New York Banking Day immediately following the day on which the Write-Down Notice is received by DTC, if DTC so determines in its discretion in accordance with its rules and procedures) and ending on the Write-Down Date.

“Tax Documentation” has the meaning set forth in Section 2.12(b).

“Tax Exemption Application” has the meaning set forth in Section 3.05.

“Taxes” has the meaning set forth in Section 3.05.

“Tier 2 Capital” means, any and all items constituting Tier 2 capital as defined in the Applicable Banking Regulations.

“Trust Indenture Act” means (except as otherwise provided in Article 7) the Trust Indenture Act of 1939 as in force at the date as of which this Subordinated Indenture was originally executed; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person so identified in the first paragraph hereof and, subject to the provisions of Article 5, shall also include any successor trustee.

“Write-Down” has the meaning set forth in Section 13.02.

“Write-Down Date” and “Write-Down Notice” have the meanings set forth in Section 13.06.

“Yield to Maturity” means the yield to maturity on the Securities of a series, calculated at the time of initial issuance of the Securities of such series, or, if applicable, at the most recent redetermination of interest on the Securities of such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01. Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Subordinated Indenture) as shall be established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Subordinated Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends (not inconsistent with the provisions of this Subordinated Indenture) as may be required to comply with any law, or with any rules or regulations pursuant thereto, or with any rules of any securities exchange, or to conform to general usage, all as may be determined by the officer or officers executing such Securities, as evidenced by his or their execution of the Securities.

The definitive Securities shall be printed or lithographed on security printed paper or may be produced in any other manner, all as determined by the officer or officers executing such Securities, as evidenced by his or their execution of such Securities.

Section 2.02. Form of Trustee’s Certification of Authentication. Subject to the provisions of Section 5.14, the Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Subordinated Indenture.

Dated:	The Bank of New York Mellon
as Trustee

By:
Authorized Officer

Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Subordinated Indenture is unlimited.

The Securities may be issued in one or more series, and, unless provided for otherwise in or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in an indenture supplemental hereto, each such series shall at all times rank pari passu among themselves and shall be subordinated to Senior Indebtedness. There shall be established in or pursuant to a Board Resolution and set forth in one or more Officer’s Certificates, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the issue date of the Securities;

(b) the title and type of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(c) the ranking of the Securities;

(d) the initial principal amount of the Securities and any limits upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Subordinated Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.08, 2.09, 2.11, 4.03 or 11.05);

(e) the denominations in which Securities of the series shall be issuable;

(f) if other than Dollars, the coin or currency in which the Securities of the series are denominated;

(g) the date or dates, if any, on which the principal of the Securities of the series is payable;

(h) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates (in the case of Registered Securities) for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(i) if the amount of principal or any premium or interest on the Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(j) the manner in which, and the place or places where, the principal of and any interest on the Securities of the series shall be payable (subject to the provisions of Section 3.02);

(k) the right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

(l) any other or different subordination events, modification or elimination of any acceleration rights or covenants with respect to the Securities of the series and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the Securities to qualify as capital for regulatory, rating or other purposes;

(m) any conversion or exchange features of the Securities;

(n) whether and under what circumstances the Issuer will pay Additional Amounts on the Securities of the series for any tax, assessment or governmental charge withheld or deducted and, if so, whether it will have the option to redeem those Securities rather than pay the Additional Amounts, in each case, if other than as provided herein;

(o) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(p) the terms of the subordination or Write-Down of the Securities of the series and any other provisions relevant to such subordination or Write-Down, if different from the terms and provisions set forth herein;

(q) any trustees, authenticating agents, paying agents, transfer agents, registrars or any other agents with respect to the Securities of the series;

(r) any restrictions applicable to the offer, sale or delivery of the Securities;

(s) any provisions for the discharge of our obligations relating to the Securities, if different from the provisions set forth herein;

(t) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(u) whether the series of Securities may be reopened in a manner consistent with the terms of this Subordinated Indenture, without the consent of the Holders of the Securities of the series, for increases in the aggregate principal amount of the series or for the establishment of additional terms with respect to the Securities of the series;

(v) any write-down, write-up, bail-in or other provisions applicable to a particular series of Securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA or other applicable regulatory authority;

(w) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings pursuant to Section 4.02;

(x) if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of the series shall be payable;

(y) if the principal of or interest on the Securities of the series is to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(z) if the amounts of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined;

(aa) whether the Securities of the series will be issuable as Registered Securities (and, if so, whether such Securities will be issuable as Registered Global Securities and, in such case, the respective Clearing Organization for such Registered Global Securities) and any restrictions applicable to the offer, sale, transfer, exchange or delivery of Registered Securities or the payment of interest thereon not otherwise specified herein;

(bb) whether the Securities of the series shall be excluded from participation with the Securities of other series or otherwise differentiated from the Securities of other series in relation to any matter in respect of which the Securities generally or Securities of more than one series are contemplated by this Subordinated Indenture to act together or otherwise be treated or affected collectively; and

(cc) any other terms of the Securities of the series, which terms shall not be inconsistent with the provisions of this Subordinated Indenture.

All Securities of any one series shall be substantially identical except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid, except as may otherwise be provided in or pursuant to a Board Resolution and set forth in one or more Officer’s Certificates or in one or more indentures supplemental hereto, as referenced above. Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series without the consent of any Holder; provided that such additional Securities must be fungible with the other Outstanding Securities of the same series for U.S. federal income tax purposes.

Section 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Subordinated Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities upon and in accordance with the written order of the Issuer, signed by any one Responsible Officer of the Issuer duly authorized to execute any such order, without any further action by the Issuer. In authenticating such Securities and accepting the additional responsibilities under this Subordinated Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 5.01) shall be fully protected in relying upon:

(a) a copy of any Board Resolution relating to such series certified by a Responsible Officer of the Issuer, which shall constitute approval and due authorization for the actions of the Issuer in respect of the transactions contemplated hereby;

(b) an executed supplemental indenture, if any;

(c) one or more Officer’s Certificates setting forth the form and terms of the Securities as required pursuant to Sections 2.01 and 2.03, respectively, and prepared in accordance with Section 10.05; and

(d) an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that

(i) the form or forms and terms of such Securities have been established by or pursuant to a Board Resolution or by a supplemental indenture as permitted by Sections 2.01 and 2.03 in conformity with the provisions of this Subordinated Indenture;

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; and

(iii) covers such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.04 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.

Section 2.05. Execution of Securities. The Securities shall be signed on behalf of the Issuer by one (or, if so specified in an indenture supplemental hereto, more than one) Responsible Officer of the Issuer, and such signature may, but need not, be attested. Such signature may be the manual or facsimile signature of the present or any future such officer. Typographical and other minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Responsible Officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the relevant Security shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer. Any Security may be signed on behalf of the Issuer by any such persons as, at the actual date of the execution of such Security, shall be a Responsible Officer of the Issuer, although at the date of the execution and delivery of this Subordinated Indenture such person was not such an officer.

Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in an authorized form herein recited, executed by or on behalf of the Trustee by the manual signature of an authorized officer of the Trustee or, as contemplated by Section 5.14, by an Authenticating Agent, shall be entitled to the benefits of this Subordinated Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or Authenticating Agent upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Subordinated Indenture.

Section 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as Registered Securities and in minimum denominations as shall be specified as contemplated by Section 2.03. The Securities of any series shall be issuable in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof, or such other denominations and integral multiples as the Issuer may designate in an indenture supplemental hereto or in or pursuant to a Board Resolution under which such series of Securities is issued and set forth in one or more Officer’s Certificates. The Securities shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officer or officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication and shall bear interest, if any, from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to such series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent that the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Securities of such series not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date for the Securities of any particular series (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of such Securities, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08. Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all times during normal business hours on Business Days such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name or names of the transferee or transferees, a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a new Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Security or Securities of the same series which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Subordinated Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and, upon the written request of any Responsible Officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In every case of mutilation or defacement, the applicant shall surrender the Security to the Trustee or such agent.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this Section 2.09, by virtue of the fact that any such Security is destroyed, lost or stolen, shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Subordinated Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the paying agent, shall be delivered to the paying agent for cancellation or, if surrendered to the paying agent, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Subordinated Indenture. The paying agent shall dispose of canceled Securities held by it in accordance with the paying agent’s procedures for the disposition of canceled securities in effect as of the date of such disposition and, upon prior written request, deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the paying agent for cancellation. Any Write-Down Notice delivered to the paying agent shall include a request to cancel the Securities subject to the Write-Down, and the paying agent and registrar shall effect such cancellation.

Section 2.11. Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute, and the Trustee shall authenticate and deliver, temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Subordinated Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Issuer shall execute and furnish definitive Securities of such series, and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Subordinated Indenture as definitive Securities of such series, unless otherwise established pursuant to Section 2.03.

Section 2.12. Japanese Withholding Tax.

(a) In compliance with Japanese tax laws and the practices of taxing authorities in Japan, in respect of any interest payment on a series of Securities issued in global or book-entry form pursuant to this Subordinated Indenture or any supplemental indenture hereto, any paying agent shall act in accordance with the “Working Draft of Operating Manual on Japanese Withholding Tax on Certain International Issues Held Through DTC” as published by notice of DTC (the “DTC Procedures”), if DTC is acting as Clearing Organization with respect to such series or with respect to depositary interests representing the Securities of such series, or in accordance with such other similar procedures as may be established by another Clearing Organization. Except as otherwise provided in this Subordinated Indenture, any such paying agent shall be responsible only for performing such services as are specifically provided for in the DTC Procedures or such other procedures actually known by the paying agent, as applicable and as may be amended or modified and communicated to the paying agent from time to time. Any such paying agent and the Issuer may rely on the information provided in the claim for exemption from Japanese withholding taxes and other documentation in the absence of actual knowledge to the contrary.

(b) If any interest payment on a series of Securities is due to be made hereunder, and if and so long as payments of interest (if any) by the Issuer to any paying agent may be made without withholding or deduction for or on account of Japanese tax only upon receipt of certifications, claims for exemption, notifications or other documentation in compliance with Japanese tax law requirements (“Tax Documentation”), the relevant paying agent, at the direction of the Issuer, shall (i) collect the required Tax Documentation from the Clearing Organization (or Holders of the Securities, if definitive Securities representing such series have been issued); (ii) provide any required confirmations of information available to it; and (iii) deliver such Tax Documentation to, or on the order of, the Issuer via facsimile no later than two Business Days prior to the relevant interest payment date, followed by first class mail or express courier at the address stipulated in Section 10.04, for filing with the relevant Japanese district tax office. Any such paying agent may rely on the information provided in Tax Documentation (including, where relevant, supporting documentation) in the absence of actual knowledge that such information is incorrect.

(c) If the beneficial owner of the Securities satisfies the requirements for claiming an exemption from Japanese withholding tax after the date on which an amount in respect of such tax is withheld and before the date on which the tax is actually paid to the Japanese taxing authority, then the Issuer or the paying agent acting at the direction of the Issuer, may, to the extent reasonably practicable and to the extent not prohibited by Japanese tax law, repay the amount withheld (after deduction of reasonable costs, including amounts in respect of changes in foreign exchange rates) to the Holder.

(d) If (i) subsequent to making a payment on the Securities without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the Securities) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority. The Issuer shall notify, directly or through a paying agent or relevant Clearing Organization, such beneficial owner of the amount to be reimbursed to the Issuer.

(e) The paying agent shall furnish forms of certifications to Holders upon request, and shall use reasonable endeavours to assist Holders in claiming available exemptions, but shall not be liable for a Holder’s failure to qualify for such an exemption. Neither the Issuer nor the paying agent shall have any liability for any withholding of tax arising as a result of a late delivery of the required Tax Documentation or incorrectly completed Tax Documentation.

Based on the Tax Documentation received, the paying agent will make the appropriate calculations of interest payable after making the relevant deductions in accordance with this Section 2.12.

The paying agent shall retain copies of Tax Documentation for a period of five years as calculated under Japanese tax law and shall make such documentation available for inspection by the Issuer and any relevant tax authorities in Japan upon written request given reasonable notice from the Issuer.

Section 2.13. CUSIP Numbers, ISIN Numbers and Common Codes. The Issuer, in issuing the Securities of any series, may use CUSIP numbers, ISIN numbers and/or common codes, if then generally in use, and, if so, the Trustee shall use such CUSIP numbers, ISIN numbers and/or common codes in notices of redemption of Securities of such series as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers, ISIN numbers or common codes for any Securities Outstanding.

ARTICLE 3

COVENANTS

Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Holders of Securities of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any Additional Amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities. Subject to any other provisions that may be established pursuant to Section 2.03, the interest on Securities (together with any Additional Amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer (in the case of Registered Securities) or at such other addresses as may be specified in the written orders of the Holders.

All payments in respect of the Securities will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as provided in Section 3.05, no Additional Amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations. Any amount withheld from payments on the Securities will be treated as paid to the Holders thereof.

Section 3.02. Offices for Payments, Registration, etc. So long as any of the Securities of any series remains outstanding, the Issuer will maintain in each Place of Payment for such series an office or agency (a) where the Securities of such series may be presented or surrendered for payment, (b) where Registered Securities of such series may be presented or surrendered for registration or registration of transfer and for exchange as provided in this Subordinated Indenture and (c) where notices and demands to or upon the Issuer in respect of the Securities of such series or of this Subordinated Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office to be maintained by it for each such purpose in relation to Registered Securities. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

The Issuer may from time to time designate one or more offices or agencies (in addition to or in lieu of the office or agency established pursuant to the preceding paragraph) where the Securities of a series may be presented or surrendered for payment and where Registered Securities of that series may be presented or surrendered for registration or registration of transfer as provided in this Subordinated Indenture, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section 3.02. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 3.04. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee;

(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable; and

(c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.04(b) above.

The Issuer will, on or prior to 10:00 a.m., New York City time, on each due date of the principal of or interest on the Securities of such series deposit or cause to be deposited with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action. The paying agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 3.04(c).

If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section 3.04 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to the provisions of Sections 9.03 and 9.04.

Section 3.05. Payment of Additional Amounts. Unless otherwise established in accordance with Section 2.03, all payments of principal and interest in respect of the Securities will be made by the Issuer without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”) unless such withholding or deduction is required by law. In such event, the Issuer shall pay to a Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Securities under any of the following circumstances:

(i) the Holder or beneficial owner of the Securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of such Securities by reason of its (A) having some connection with Japan other than the mere holding of such Securities or (B) being a person having a special relationship with the Issuer as described in Article 6, paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Special Taxation Measures Act” and, each such person, a “specially-related person of the Issuer”);

(ii) the Holder or beneficial owner of the Securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Tax Exemption Application (as defined below) to the relevant paying agent to whom the relevant Securities are presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international Clearing Organization to such paying agent;

(iii) the Holder or beneficial owner of the Securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Tax Exemption Application and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by the Issuer by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant Securities through a payment handling agent in Japan appointed by it);

(iv) the withholding or deduction is imposed on a payment pursuant to European Council Directive 2003/48/EC or any other directive amending, supplementing or implementing such Directive, or any law implementing such directives;

(v) the Securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the Securities became due or after the full payment was provided for, whichever occurs later, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(vi) the withholding or deduction is imposed on a Holder or beneficial owner who could have avoided such withholding or deduction by presenting its Securities (where presentation is required) to another paying agent maintained by the Issuer;

(vii) the Holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any Security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the Holder of such Security; or

(viii) any combination of the above.

No Additional Amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where Securities are held through a participant of an international Clearing Organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Issuer for or on account of Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act (a “Designated Financial Institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant Securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such Taxes (“Interest Recipient Information”), and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Issuer).

Where Securities are not held through a Participant, in order to receive payments free of withholding or deduction by the Issuer for, or on account of, Taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Issuer) or (B) a Designated Financial Institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (a “Tax Exemption Application”), in a form obtainable from the paying agent stating, inter alia, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the Securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the Tax Exemption Application, together with documentary evidence regarding its identity and residence.

By subscribing to the Securities as part of the distribution by the underwriters under the applicable underwriting agreement, an investor shall be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Designated Financial Institution.

The Issuer shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Issuer shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, the Issuer shall use reasonable efforts to obtain other evidence satisfactory to the Trustee, and the Trustee shall make such certified copies or other evidence available to the Holders upon reasonable request to the Trustee.

If (i) subsequent to making a payment on the Securities without withholding or deduction of Japanese taxes the Issuer is required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate Interest Recipient Information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive Additional Amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of such Securities) shall be required to reimburse the Issuer, in Japanese yen, for the amount remitted by the Issuer to the Japanese taxing authority.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the Securities; provided that, except as otherwise set forth in the Securities and in this Subordinated Indenture, the Issuer shall pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of this Subordinated Indenture or as a consequence of the initial issuance, execution, delivery or registration of the Securities.

Section 3.06. Certificate of the Issuer. So long as any Securities are Outstanding under this Subordinated Indenture, the Issuer will furnish to the Trustee within 180 days of the end of the Issuer’s fiscal year each year (beginning with the year following the first issuance of any Securities pursuant to this Subordinated Indenture) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Subordinated Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Subordinated Indenture), which certificate shall comply with the requirements of the Trust Indenture Act.

Section 3.07. Securityholders Lists. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act (a) not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing securities in each year, and (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.08. Reports by the Issuer. The Issuer covenants to file with the Trustee, within 30 days after the Issuer files the same with the Commission, copies of any annual reports and of the information, documents and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 3.09. Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before April 1 in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.

Section 3.10. Statement by Officers as to Event of Acceleration or Default. The Issuer shall deliver to the Trustee, reasonably promptly after the Issuer becomes aware of the occurrence of (i) any Event of Acceleration or an event which, with notice or the lapse of time or both, would constitute an Event of Acceleration, (ii) any default in payment when due of principal of, or interest on, a series of Securities or (iii) any default in the performance by the Issuer of any obligation under the Securities or this Subordinated Indenture, an Officer’s Certificate setting forth the details of such Event of Acceleration or default and the action which the Issuer proposes to take with respect thereto.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

ON EVENT OF ACCELERATION

Section 4.01. Event of Acceleration; Limited Acceleration of Maturity. Unless otherwise established in accordance with Section 2.03 or by any applicable supplemental indenture, “Event of Acceleration” with respect to Securities of any series and wherever used herein means the occurrence and continuation of a Subordination Event. If a court of competent jurisdiction with respect to the Issuer shall rescind a declaration of bankruptcy or terminate a bankruptcy action without a distribution of assets pursuant to the Bankruptcy Act, shall rescind or terminate a reorganization without approving the plan of reorganization pursuant to the Reorganization Act or shall rescind or terminate a rehabilitation proceeding without approving the plan of rehabilitation, or by issuing a Summary Rehabilitation Order or Consent Rehabilitation Order, pursuant to the Civil Rehabilitation Act, then such Subordination Event shall have the same effect as if it had not occurred.

Unless otherwise set forth in any applicable supplemental indenture or pursuant to a Board Resolution and set forth in an Officer’s Certificate under which such series of Securities is issued, if an Event of Acceleration has occurred and is continuing with respect to a series of Securities, then in each and every such case, unless the principal of all the Securities of such series has already become due and payable, and provided that a Non-Viability Event has not occurred, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder, by written notice to the Issuer (and to the Trustee if given by Securityholders), may, and the Trustee at the request of such Holders shall (subject to being indemnified and/or secured to the Trustee’s reasonable satisfaction), declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series, and the accrued and unpaid interest thereon, to be due and payable immediately. Upon any such declaration, such principal, together with any accrued and unpaid interest and all other amounts owing hereunder, shall become immediately due and payable, subject to the subordination provisions of Article 12.

For all purposes under this Subordinated Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

The acceleration set forth in this Section 4.01 will not arise upon a default of the Issuer in the payment of principal of or interest on the Securities of any series or upon the default of the Issuer in the performance or observance of any covenant, condition or provision contained in this Subordinated Indenture or the Securities of any series or upon the occurrence of any other event in relation to the Securities of any series other than a Subordination Event.

Section 4.02. Trustee May File Proof of Claim. In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under any applicable bankruptcy, civil rehabilitation, reorganization, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy, civil rehabilitation, reorganization or insolvency, or a liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and costs properly incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of negligence, bad faith or willful misconduct) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee or receiver or standby receiver in arrangement, reorganization, liquidation or other bankruptcy, civil rehabilitation, reorganization or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf;

and any trustee, receiver, liquidator, custodian or similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and costs properly incurred, all amounts for which the Trustee and any Agent are entitled to indemnification under or pursuant to this Subordinated Indenture and all advances made by the Trustee and each predecessor trustee except as a result of negligence, bad faith or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, rehabilitation, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding, except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Subordinated Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Subordinated Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 4.03. Application of Proceeds. Any monies collected by the Trustee pursuant to this Article in respect of any series shall be applied, subject to Articles 12 and 13 hereof, in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of fees, costs and expenses applicable to such series in respect of which monies have been collected, including compensation to the Trustee, each predecessor trustee, any Agent and their respective agents and attorneys and of all expenses and costs properly incurred (including any amounts to which the Trustee, each predecessor trustee or any Agent are entitled to indemnification by the Issuer under or pursuant to this Subordinated Indenture), and all advances made, by the Trustee, each predecessor trustee and any Agent, subject to Section 5.07;

SECOND: In case the principal of the Securities of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer for itself and for any other person lawfully entitled thereto, as applicable.

Section 4.04. Suits for Enforcement. In case an Event of Acceleration, a default in the payment of interest or principal with respect to the Securities of a particular series or other default has occurred, has not been waived and is continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Subordinated Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Subordinated Indenture or in aid of the exercise of any power granted in this Subordinated Indenture or to enforce any other legal or equitable right vested in the Trustee by this Subordinated Indenture or by law and any Agent shall comply with the Trustee’s instructions in furtherance of such rights.

Section 4.05. Restoration of Rights on Abandonment of Proceeding. In case the Trustee shall have proceeded to enforce any right under this Subordinated Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.06. Limitations on Suits by Securityholder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Subordinated Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Subordinated Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity and/or security as reasonably satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be suffered or incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09 within such 60-day period; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Subordinated Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Subordinated Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section 4.06, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Subordinated Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the avoidance of doubt, nothing in this Section 4.07 shall be construed to impair the effectiveness of the subordination or non-viability loss absorption provisions set forth in this Subordinated Indenture, the Securities or any applicable supplemental indenture hereto.

Section 4.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Acceleration or Default. Except as provided in Section 4.06 and the last sentence of Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Acceleration or a default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Acceleration or a default or an acquiescence therein; and, subject to Section 4.06 and the last sentence of Section 2.09, every power and remedy given by this Subordinated Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.09. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Subordinated Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Subordinated Indenture and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Subordinated Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 4.10. Waiver of Event of Acceleration or Past Default. Prior to the acceleration of the maturity of any Securities as provided in Section 4.01, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Acceleration shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Acceleration and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Acceleration arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Subordinated Indenture, but no such waiver shall extend to any subsequent or other default or Event of Acceleration or impair any right consequent thereon.

Section 4.11. Trustee to Give Notice of Acceleration or Default, but May Withhold in Certain Circumstances. The Trustee shall give to the Securityholders of any series, in the case of Registered Securities as the names and addresses of such Holders appear on the registry books, notice by mail (or by other means provided in a supplemental indenture hereto, pursuant to a Board Resolution and set forth in an Officer’s Certificate under which such series of Securities is issued or in the form of Security for such series) of all defaults known to the Trustee which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section 4.11 being hereby defined to mean any (i) event or condition which is, or with notice or lapse of time or both would become, an Event of Acceleration, (ii) default in the payment of the principal of or interest on any of the Securities of such series or (iii) a default in the performance by the Issuer of any obligation under this Subordinated Indenture or the Securities); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 4.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Subordinated Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 4.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

Section 4.13. Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day following the day on which final non-appealable judgment is entered, and (b) its obligations under this Subordinated Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Subordinated Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01. Certain Duties and Responsibilities of the Trustee; Prior to Event of Acceleration or Default; Upon Event of Acceleration or Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Acceleration with respect to the Securities of a particular series and after the curing or waiving of all Events of Acceleration which may have occurred with respect to such series, undertakes to perform duties and only such duties as are specifically set forth in this Subordinated Indenture. In case an Event of Acceleration or a default in the payment of interest or principal with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Subordinated Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Subordinated Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Acceleration or a default in the payment of interest or principal or other default with respect to the Securities of any series and after the curing or waiving of all such Events of Acceleration or such in the payment of interest or principal or other default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Subordinated Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Subordinated Indenture, and no implied covenants or obligations shall be read into this Subordinated Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming with the requirements of this Subordinated Indenture; provided that in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Subordinated Indenture (but need not confirm or investigate the accuracy of the mathematical calculations therein), and provided further that the Trustee, in its discretion and subject to being indemnified and/or secured to its reasonable satisfaction, may make further inquiry or investigation into such matters as it sees fit and shall do so if requested in writing to do so by the Holders of at least 25% of the aggregate principal amount of Securities then Outstanding;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power it believes in good faith to be conferred upon the Trustee, under this Subordinated Indenture; and

(d) except as expressly provided in this Subordinated Indenture, the Trustee shall, in connection with all the trusts, powers, authorities and discretions vested in the Trustee by this Subordinated Indenture or by operation of law, have absolute discretion as to the manner, exercise or non-exercise of the Trustee’s functions.

None of the provisions contained in this Subordinated Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, unless it is indemnified and/or secured to its reasonable satisfaction.

The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Section 5.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act and subject to Section 5.01:

(a) in the absence of bad faith on its part, the Trustee (i) may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; (ii) shall be entitled to rely on and assume (without further inquiry) that any matter purported to be authorized, approved or ratified by any Board Resolution or Officer’s Certificate is adequate and complete authorization, approval and ratification in respect of the Issuer and its actions under this Subordinated Indenture; and (iii) shall be entitled to assume, without inquiry, that the Issuer has acted and performed all of its obligations in accordance this Subordinated Indenture and the other agreements to which the Issuer is a party, unless the Trustee is notified in writing by the Issuer to the contrary;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by a Responsible Officer of the Issuer;

(c) the Trustee may consult with counsel and any written advice or opinions of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinions;

(d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Subordinated Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Subordinated Indenture, unless such Securityholders shall have offered to the Trustee security and/or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be suffered or incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Subordinated Indenture;

(f) prior to the occurrence of an Event of Acceleration or a default hereunder and after the curing or waiving of all Events of Acceleration and such default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; unless the Trustee has received indemnity and/or security reasonably satisfactory to it against such reasonable expenses or costs as a condition to proceeding; the expenses of every such investigation shall be paid by the Issuer;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any default pursuant to subsections 3.10(ii) or (iii) or Event of Acceleration unless a Responsible Officer of the Trustee has received written notice thereof and such notice references the Securities and this Subordinated Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, The Bank of New York Mellon as registrar, paying agent, transfer agent and authenticating agent, and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Subordinated Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) in connection with the exercise by the Trustee of the rights and powers vested in it by this Subordinated Indenture, the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of such rights and powers for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory;

(l) notwithstanding the satisfaction or discharge of this Subordinated Indenture or the resignation, replacement or removal of the Trustee, the Trustee shall under no circumstances be liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, inter alia, loss of business, goodwill, opportunity or profit) even if advised of the likelihood of such loss on damages and regardless of the form of action. The provisions of this Section 5.02(l) shall survive the termination and discharge of this Subordinated Indenture and the resignation or removal of the Trustee;

(m) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, existing or future law or regulation, any existing or future act of governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(n) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion unless it shall be proved that such action or omission was the result of the Trustee’s negligence or willful misconduct; and

(o) The Issuer agrees with the Trustee and the paying agent that it will (a) advise the Trustee and the paying agent of any amendment or modification to the terms of the Securities that would constitute a “material modification” for the purpose of Section 1.1471-2(b)(2)(iv) of the U.S. Treasury regulations (including a significant modification as defined in Section 1.1001-3(e) of the U.S. Treasury regulations), and (b) provide the Trustee and the paying agent, at the Trustee’s or paying agent’s request, with sufficient information, to the extent readily available to the Issuer and that the Issuer is permitted to disclose under applicable law, so as to enable the Trustee and the paying agent to determine whether or not the Trustee and paying agent is obliged, in respect of any payments to be made by it pursuant to this Subordinated Indenture and the Securities, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (the “FATCA Withholding Tax”). The Trustee and the paying agent shall be entitled to deduct FATCA Withholding Tax, and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax.

Section 5.03. [Reserved].

Section 5.04. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Subordinated Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 5.05. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 5.06. Monies Held by Trustee. Subject to the provisions of Section 9.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any monies received by it hereunder, except as otherwise agreed in writing with the Issuer.

Section 5.07. Compensation and Indemnification of Trustee and its Prior Claim.

(a) The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee shall from time to time agree in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances properly incurred or made by or on behalf of it in accordance with any of the provisions of this Subordinated Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except to the extent any such expense, disbursement or advancement may arise from its negligence, bad faith or willful misconduct.

(b) The Issuer also covenants to indemnify the Trustee and each predecessor trustee and their respective agents, officers and directors for, and to hold it harmless against, any loss, liability, damage, claim or expenses arising out of or in connection with the acceptance or administration of this Subordinated Indenture or the trusts hereunder and the performance of such party’s duties hereunder (including in any agent capacity in which it acts), including properly incurred costs and expenses of defending itself against or investigating any claim of liability, and in connection with the exercise or performance of any of its powers or duties hereunder, and the properly incurred compensation, expenses and disbursements of the Trustee’s agents and counsel and other persons not regularly within the Trustee’s employ except to the extent such loss, liability, damage, claim or expense is due to the negligence, bad faith or willful misconduct of the Trustee or such predecessor trustee.

(c) The obligations of the Issuer under this Section 5.07 to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for properly incurred expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Subordinated Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

(d) When the Trustee incurs expenses or renders services in connection with a Subordination Event, the expenses (including the properly incurred charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

(e) The provisions of this Section 5.07 and Section 5.02(i) shall survive the termination or discharge of this Subordinated Indenture, the redemption or maturity of the Securities and the resignation or removal of the Trustee.

Section 5.08. Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Subordinated Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Subordinated Indenture upon the faith thereof.

Section 5.09. Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least U.S.$50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a U.S. Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section 5.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving 60 days’ prior written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Security register or otherwise providing notice to Holders in the manner applicable to the Securities of each such series, or the Holders of a majority in aggregate principal amount of outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee and the Issuer in writing and may appoint a successor trustee with respect thereto with the Issuer’s consent. Upon receiving such notice of resignation or removal from the Trustee, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by duly authorized written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or the Issuer and one copy to the successor trustee or trustees. If no successor trustee has been so appointed with respect to any series of Securities and has accepted such appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may, on behalf of and at the expense of the Issuer, with prior notice to the Issuer, appoint its own successor or the resigning trustee or the Issuer may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities and shall fail to resign after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months;

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to the applicable series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by duly authorized written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 5.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.11.

Section 5.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.04, pay over to the successor trustee all monies and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.07.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) series in respect of which the predecessor trustee serves as trustee, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.11, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register or shall otherwise provide notice thereof to Holders in the manner applicable to the Securities of each such series. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.10. If the Issuer fails to mail or provide such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed or provided at the expense of the Issuer.

Section 5.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Subordinated Indenture and any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Subordinated Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.13. Conflicting Interests. The Trustee for the Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded Securities of any particular series of Securities other than that series.

Section 5.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or agents with respect to one or more series of Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits of this Subordinated Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Subordinated Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an authenticating agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 5.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security register of the Issuer.

Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.14.

The Issuer agrees to pay to each Authenticating Agent from time to time such reasonable compensation, costs and expenses for its services under this Section 5.14, as may be agreed between the Issuer and such Authenticating Agent.

If an appointment with respect to one or more series is made pursuant to this Section 5.14, the Securities of such series may have endorsed thereon, in addition to or instead of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Subordinated Indenture.

Dated:
By:
as Authenticating Agent

By:
Authorized Officer

ARTICLE 6

CONCERNING THE SECURITYHOLDERS

Section 6.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Subordinated Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Subordinated Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 6.03. Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Subordinated Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.

Section 6.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Subordinated Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing are so owned shall be so disregarded. Securities held by any depositary or other custodial arrangement established by or on behalf of the Issuer shall be regarded as Outstanding if the beneficial interest therein is not owned by the Issuer or any other obligor on such Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on such Securities. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Subordinated Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Subordinated Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

SUPPLEMENTAL SUBORDINATED INDENTURES

Section 7.01. Supplemental Subordinated Indentures Without Consent of Securityholders. The Issuer, when duly authorized, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;

(b) to evidence the succession of another legal entity to the Issuer, or successive successions, and the assumption by the successor legal entity of the covenants, agreements and obligations of the Issuer pursuant to Article 8;

(c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as shall be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Acceleration permitting the enforcement of all or any of the several remedies provided in this Subordinated Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Acceleration or may limit the remedies available to the Trustee upon such an Event of Acceleration or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Acceleration;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Subordinated Indenture or under any supplemental indenture as the Board may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities in any material respect;

(e) to establish the terms or form of Securities of any series as permitted by Sections 2.01 and 2.03; and

(f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.11.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Subordinated Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.01 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02. Supplemental Subordinated Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when duly authorized, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Subordinated Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security or of any installment of principal of any such Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or extend the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon, payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or in accordance with the terms of such Securities, (vii) change the Issuer’s obligations to pay Additional Amounts established pursuant to Section 2.03(n) or Section 3.05 (if any), (viii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity of such Security pursuant to Section 4.01 or the amount provable in bankruptcy pursuant to Section 4.02, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, impair or affect any right of repayment at the option of the Securityholder, (ix) modify or amend any provisions relating to the conversion or exchange of the Securities for securities of the Issuer or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or otherwise in accordance with the terms of such Securities, (x) modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the Securities of any particular series pursuant to Sections 12.01 and 12.02 or (xi) reduce the aforesaid percentage of Securities of any particular series, the consent of the Holders of such series being required for any such supplemental indenture, in each case without the consent of the Holders of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series, with respect to such covenant or provision, shall be deemed not to affect the rights under this Subordinated Indenture of the Holders of Securities of any other series.

Upon the request of the Issuer, accompanied by an Officer’s Certificate, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Subordinated Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 7.02, the Trustee shall give notice thereof by (a) first class mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer or (b) by any other means set forth in such supplemental indenture, setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.03. Effect of Supplemental Subordinated Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Subordinated Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Subordinated Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Subordinated Indenture for any and all purposes.

Section 7.04. Documents to be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 7 complies with the applicable provisions of this Subordinated Indenture.

Section 7.05. Notation on Securities in Respect of Supplemental Subordinated Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in a form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, to any modification of this Subordinated Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 7.06. Prior Confirmation of FSA. Prior to the Issuer entering into an indenture or indentures supplemental hereto for the purpose of removing, modifying or amending any principal term of an Outstanding Security in accordance with this Article, the Issuer shall obtain the prior confirmation of the FSA, if such prior confirmation is required under the Applicable Banking Regulations.

Section 7.07. Conformity with the Trust Indenture Act of 1939. Every supplemental indenture executed pursuant to this Article 7 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01. Issuer May Consolidate, etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets, in one or more related transactions, to another Person, other than consolidation, merger, sale, assignment, transfer, lease or conveyance which results in the Issuer being the surviving party, unless:

(a) the entity formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety shall be a joint stock company (kabushiki kaisha) organized and validly existing under the laws of Japan and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest, if any, on all Securities and the performance of every covenant of this Subordinated Indenture on the part of the Issuer to be performed or observed; and

(b) immediately after giving effect to such transaction, no Event of Acceleration shall have occurred and be continuing.

The Issuer shall deliver to the Trustee before the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel to the effect that: (i) such merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture, comply with this Subordinated Indenture, (ii) the surviving Person has duly executed and delivered the supplemental indenture and (iii) such supplemental indenture constitutes a valid and binding agreement of such Person, enforceable against such Person in accordance with its terms. The Trustee shall be entitled to rely conclusively upon such Officer’s Certificate and Opinion of Counsel.

Section 8.02. Successor Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of any such successor Person formed by consolidation with the Issuer or into which the Issuer is merged, or which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety, instead of the Issuer and subject to all the terms, conditions and limitations in this Subordinated Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Subordinated Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Subordinated Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Subordinated Indenture and the Securities and may be liquidated and dissolved.

Section 8.03. Opinion of Counsel. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive an Opinion of Counsel, prepared in accordance with Section 10.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Subordinated Indenture.

ARTICLE 9

SATISFACTION AND DISCHARGE OF SUBORDINATED INDENTURE; UNCLAIMED MONIES

Section 9.01. Satisfaction and Discharge of Subordinated Indenture. If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable or (ii) the Issuer shall have delivered to the paying agent for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) all Securities of a series Outstanding under this Subordinated Indenture shall have been canceled in connection with a Write-Down pursuant to Article 13, then this Subordinated Indenture shall cease to be of further effect with respect to Securities of such series, and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Subordinated Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter properly incurred and to compensate the Trustee for any services thereafter properly rendered by the Trustee in connection with this Subordinated Indenture or the Securities of such series.

Section 9.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to the provisions of this Subordinated Indenture applicable to the Securities, all monies deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such monies have been deposited with the Trustee of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 9.03. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Subordinated Indenture with respect to Securities of any series, all monies then held by any paying agent under the provisions of this Subordinated Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 9.04. Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such monies shall thereupon cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02. Provisions of Subordinated Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Subordinated Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors, the holders of Senior Indebtedness and the Holders of the Securities, any legal or equitable right, remedy or claim under this Subordinated Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the holders of Senior Indebtedness and of the Holders of the Securities.

Section 10.03. Successors and Assigns of Issuer Bound by Subordinated Indenture. All the covenants, stipulations, promises and agreements in this Subordinated Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 10.04. Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Subordinated Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class or similar class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to the Issuer at the following addresses:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Sumitomo Mitsui Banking Corporation

Yusen-Odenmacho Build.

13-6, Kodenma-cho, Nihonbashi, Chuo-ku,

Tokyo 103-0001, Japan

Attention: Inter-Market Settlement Dept.

Fax: +81-3-5695-5202

Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made to its Corporate Trust Office at:

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

Attention: Global Corporate Trust – Sumitomo Mitsui Financial Group, Inc.

with a copy to its Specified Corporate Trust Office:

The Bank of New York Mellon, Singapore Branch

One Temasek Avenue

#02-01 Millenia Tower, Singapore 039192

Attention: Global Corporate Trust – Sumitomo Mitsui Financial Group, Inc.

Facsimile: +65 6883 0338

Any such notice, demand or other documents shall be in the English language. Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustee unless such notice or demand shall be effective as to the Trustee unless it is actually received by the Trustee at its Corporate Trustee Office or its Specified Corporate Trust Office.

Where this Subordinated Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Subordinated Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders of Registered Securities when such notice is required to be given pursuant to any provision of this Subordinated Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 10.05. Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Subordinated Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Subordinated Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Subordinated Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Subordinated Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Subordinated Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 10.06. Conflict with any Provision of Subordinated Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Subordinated Indenture limits, qualifies or conflicts with another provision included in this Subordinated Indenture by operation of Sections 310 to and including 317 of the Trust Indenture Act (an “Incorporated Provision”), such Incorporated Provision shall control.

Section 10.07. Governing Law. This Subordinated Indenture and each Security shall be governed by the laws of the State of New York.

Section 10.08. Counterparts. This Subordinated Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.09. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.10. Submission to Jurisdiction. The Issuer (i) agrees that any legal suit, action or proceeding against the Issuer arising out of or based upon this Subordinated Indenture or the Securities may be instituted in any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such New York Court or any immunity it may have or hereafter acquire (on the grounds of sovereignty or otherwise) from the jurisdiction of any such New York Court or from any legal process with respect to itself or its property and (iii) submits to the non-exclusive personal jurisdiction of any such New York Court in any such suit or proceeding. The Issuer agrees to appoint Sumitomo Mitsui Banking Corporation’s New York Branch, with offices at 277 Park Avenue, New York, New York 10172, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on the Securities of a particular series or this Subordinated Indenture with respect to a particular series of Securities. The Issuer hereby agrees that such appointment shall be maintained at least until the first-year anniversary of the first day upon which none of the Securities of the relevant series shall be Outstanding. The Issuer further agrees that service of process upon the Authorized Agent and written notice of said service to it mailed by first class mail or delivered to the Issuer shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Subordinated Indenture, the Securities or the transactions contemplated hereby.

The provisions of this Section 10.10 are intended to be effective upon the execution of this Subordinated Indenture without any further action by the Issuer or the Trustee and the introduction of a true copy of this Subordinated Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 10.11. Non-Business Day. In any case where the date of payment of interest, redemption or stated maturity of a Security established in accordance with Section 2.03 shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Subordinated Indenture or of the Securities) payment of principal of and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day (unless otherwise specified in any applicable supplemental indenture) at such Place of Payment with the same force and effect as if made on the date of payment of interest, redemption or stated maturity of a Security established in accordance with Section 2.03, provided that no interest shall accrue for the period from and after such date of payment of interest, redemption or stated maturity of a Security, as the case may be.

Section 10.12. Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBORDINATED INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE 11

REDEMPTION AND REPURCHASE OF SECURITIES

Section 11.01. Optional Tax Redemption. (a) Unless otherwise established in accordance with Section 2.03, the Securities of any series may be redeemed at the option of the Issuer, in whole, but not in part, subject to prior confirmation of the FSA, if such confirmation is required under the Applicable Banking Regulations, at any time, on giving not less than 30 nor more than 60 days’ notice of redemption to the Holders of the series to be redeemed (which notice shall be irrevocable and shall conform, as applicable, to the additional notice requirements set forth in Section 11.04) at a redemption price equal to 100% of the principal amount of the Securities together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption if (i) the Issuer is or will be obliged to pay Additional Amounts or (ii) there is more than an insubstantial risk that, for Japanese corporate tax purposes, any portion of the interest payable on the Securities is not or will not be deductible from the Issuer’s taxable income or is or will be required to be deducted from the amount to be excluded from the Issuer’s taxable gross receipts, in each case of (i) and (ii) above, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of the relevant series of Securities and such obligation cannot be avoided by the Issuer through the taking of reasonable measures available to the Issuer; provided that, in the case of (i) above, no such notice of redemption shall be given sooner than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment then due in respect of the relevant Securities.

(b) Prior to the publication of any notice of redemption pursuant to this Section 11.01, the Issuer shall deliver to the Trustee (i) a certificate signed by an authorized officer stating that the conditions precedent to its right to so redeem have been fulfilled and (ii) an opinion of independent legal or tax advisors of recognized standing to the effect that the Issuer is or will be obliged to pay such Additional Amounts, in the case of (a)(i) above, or, in the case of (a)(ii) above, there is more than an insubstantial risk that, for Japanese corporate tax purposes, any portion of the interest to be payable on the Securities is not or will not be deductible from the Issuer’s taxable income or is or will be required to be deducted from the amount to be excluded from the Issuer’s taxable gross receipts, as the case may be, as a result of such change or amendment.

Section 11.02. Optional Regulatory Redemption. (a) Unless otherwise established in accordance with Section 2.03, the Securities of any series may be redeemed at the option of the Issuer, in whole, but not in part, subject to prior confirmation of the FSA, if such confirmation is required under the Applicable Banking Regulations, at any time, on giving not less than 30 nor more than 60 days’ notice of redemption to the Holders of the series to be redeemed (which notice shall be irrevocable and shall conform, as applicable, to the additional notice requirements set forth in Section 11.04) at a redemption price equal to 100% of the principal amount of the Securities together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption if, as a result of any change in, or amendment to, the Applicable Banking Regulations, which change or amendment becomes effective on or after the date of the issuance of the relevant series of Securities, the Issuer determines after consultation with the FSA that there is more than an insubstantial risk that the Securities will be fully excluded from the Issuer’s Tier 2 Capital under the applicable standards set forth in the Applicable Banking Regulations and such exclusion cannot be avoided by the Issuer through the taking of reasonable measures available to the Issuer.

Prior to the publication of any notice of redemption pursuant to this Section 11.02, the Issuer shall deliver to the Trustee a certificate signed by an authorized officer stating that the conditions precedent to the Issuer’s right to so redeem have been fulfilled.

Section 11.03. Applicability of Sections 11.04, 11.05 and 11.06. The provisions of Sections 11.04, 11.05 and 11.06 shall be applicable to the Securities of any series which are redeemable before their maturity for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 11.04. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice, to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount and CUSIP number, ISIN number and/or common code (if any) of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, in which case the Issuer shall make such request no later than 7 days prior to the conclusion of the applicable notice period. Unless otherwise agreed between the Issuer and the Trustee, the Issuer shall provide advance notice to the Trustee five Business Days prior to the date of publication of any notice of redemption.

On or before the redemption date specified in the notice of redemption given as provided in this Section 11.04, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption. If less than all the Outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least 30 days prior to the date fixed for redemption an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a series are to be redeemed, the Securities of such series to be redeemed shall be selected in accordance with the requirements of the stock exchange on which the Securities are listed (if any) or in accordance with the requirements of the clearing system through which the Securities of such series are held. If the Securities of such series are not listed on any stock exchange or held through the clearing systems the Securities of such series to be redeemed shall be selected by the Trustee, in such manner as it shall deem appropriate and fair in its sole and absolute discretion, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. For all purposes of this Subordinated Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.05. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.06 and 9.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Subordinated Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with any accrued and unpaid interest (including Additional Amounts with respect thereto, if any) to (but excluding) the date fixed for redemption; provided that, unless otherwise specified as contemplated by Section 2.03, any payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date according to their terms and the provisions of Sections 2.07 and 3.01 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute, and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.06. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 11.07. Repurchase of Securities. The Issuer or any subsidiary of the Issuer may at any time subject to prior confirmation of the FSA, if such confirmation is required under the Applicable Banking Regulations, purchase any or all of the Securities in the open market or otherwise at any price. Upon such repurchase, the Trustee shall, in accordance with Section 2.10, cancel any Securities so purchased that are surrendered to it. Subject to applicable law, neither the Issuer nor any subsidiary of the Issuer shall have any obligation to offer to purchase any Securities held by any Holder as a result of its purchase or offer to purchase Securities held by any other Holder in the open market or otherwise. The provisions of this Section 11.07 are subject to modification in accordance with Section 2.03.

ARTICLE 12

SUBORDINATION OF SECURITIES

Section 12.01. Agreement to Subordinate. The Issuer covenants and agrees, and each Holder of a Security issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the principal of and interest on all Securities issued hereunder shall, to the extent and in the manner set forth herein, subject to any modifications or additional terms set forth in any applicable supplemental indenture, be subordinated and subject in right to the prior payment in full of all Senior Indebtedness.

Section 12.02. Subordination of the Securities. Securities issued pursuant to this Subordinated Indenture shall be direct and unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves and at least equally and ratably with all indebtedness of the Issuer that is subordinated to Senior Indebtedness and is in priority to all of the Issuer’s perpetual subordinated indebtedness, including indebtedness in respect of preference or other shares of the Issuer or any other indebtedness that ranks, or is expressed to rank, pari passu with, or junior to, indebtedness of the Issuer in respect of perpetual subordinated indebtedness. For the avoidance of doubt, in the course of any potential bankruptcy proceedings of the Issuer pursuant to the Bankruptcy Act, claims of the Holders of the Securities (other than the claims that shall have become due and payable, other than by way of acceleration, prior to the occurrence of a Subordination Event) will rank junior in priority to statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined in the Bankruptcy Act, in any distributions in such bankruptcy proceedings of the Issuer. Statutory subordinated bankruptcy claims will constitute Senior Indebtedness of the Issuer. If a Subordination Event occurs and is continuing (and in the case of civil rehabilitation proceedings, so long as neither a Summary Rehabilitation Order nor a Consent Rehabilitation Order shall have been issued), any Securities will be subordinated in right of payment to all Senior Indebtedness of the Issuer and, accordingly, no payment will be made on the Securities (except for such amounts which shall have become due and payable, other than solely by way of acceleration, prior to the occurrence of a Subordination Event) unless and until a Condition for Payment shall have occurred.

Section 12.03. Reimbursement of Excess Payment. Any Holder of a Security by acceptance of such Security shall thereby agree that (i) if any payment on such Security is made to such Holder with respect to a payment obligation that did not become due and payable prior to the occurrence of a Subordination Event and the amount of such payment shall exceed the amount, if any, that should have been paid to such Holder upon the proper application of the subordination provisions of such series of Securities, the payment of such excess amount shall be deemed null and void and such Holder shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment and (ii) upon the occurrence of a Subordination Event and so long as such Subordination Event shall continue (and in the case of civil rehabilitation proceedings, so long as neither a Summary Rehabilitation Order nor a Consent Rehabilitation Order shall have been issued), such Holder shall not be entitled to exercise any right to set off any liabilities of the Issuer under the Securities (except for such amounts which have become due and payable, other than solely by way of acceleration, prior to the occurrence of the Subordination Event) against any liabilities of such Holder owed to the Issuer unless and until the Conditions for Payment corresponding to the Subordination Event shall have been fulfilled.

Section 12.04. No Amendment. No amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness of the Issuer shall be made to the provisions of Section 12.01, Section 12.02 or Section 12.03 in any respect. In no event shall any such amendment or modification be effective against any such creditor.

Section 12.05. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Subordinated Indenture or in the Securities is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay or cause to be paid to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Issuer of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Subordinated Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 12.06. Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 12.07. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Subordinated Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 12.08. Notice to Trustee. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Subordinated Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Issuer or a Holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist.

Subject to the provisions of Section 5.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.09. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer pursuant to the Bankruptcy Act, the Reorganization Act, the Civil Rehabilitation Act, the Companies Act or any applicable law of any jurisdiction other than Japan, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such proceeding is pending, or a certificate of the administrator, trustee in bankruptcy, receiver, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 12.10. Trustee not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Securities or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 12.11. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Subordinated Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.07.

Section 12.12. Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.11 shall not apply to the Issuer or any of its Affiliates if the Issuer or such Affiliate acts as a paying agent.

ARTICLE 13

NON-VIABILITY LOSS ABSORPTION

Section 13.01. Agreement to Non-Viability Loss Absorption. Each Holder and beneficial owner of a Security, by its acquisition of such Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that, to the extent and in the manner set forth herein, the Issuer shall not be obliged to make any payment of principal of and interest on a Security issued hereunder (including Additional Amounts with respect thereto, if any) except for payments of principal of or interest on a Security (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of a Non-Viability Event and that the Securities shall be subject to Write-Down upon the occurrence of a Non-Viability Event, subject in each case to any modifications or additional terms established pursuant to Section 2.03 or Article 7. A “Non-Viability Event” will be deemed to have occurred when the Prime Minister of Japan, following deliberation by Japan’s Financial Crisis Response Council pursuant to the Deposit Insurance Act, confirms (nintei) that “specified Item 2 measures (tokutei dai nigo sochi),” which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (including any successor articles thereto), as then in effect, need to be applied to the Issuer under circumstances where the Issuer’s liabilities exceed or are likely to exceed its assets, or the Issuer has suspended or is likely to suspend payment of its obligations.

Section 13.02. Suspension and Write-Down. (a) Upon the occurrence of a Non-Viability Event, the following will occur on the Write-Down Date: (i) the full principal amount of each Security, except for principal that has become due and payable prior to the occurrence of the Non-Viability Event, will be permanently written down to zero and each Security will be canceled; and (ii) each Holder of a Security will be deemed to have irrevocably waived its right to claim or receive, and will not have any rights against the Issuer or the Trustee with respect to, the payment of principal of or interest on the Security (including Additional Amounts with respect thereto, if any), except for any payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of a Non-Viability Event (a “Write-Down”).

(b) A Write-Down shall happen automatically and without any additional action by the Issuer, the Trustee or the Holder or beneficial owner of a Security. Each Holder and beneficial owner of a Security by his acceptance thereof, authorizes and directs the Trustee and the Agents on his behalf to take such action as may be necessary or appropriate to effectuate the Write-Down provided in this Article and appoints the Trustee as his attorney-in-fact for any and all such purposes.

(c) The Issuer’s obligations with respect to, and any claims for, the payment of principal of or interest on a Security (including Additional Amounts with respect thereto, if any), except for payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of a Non-Viability Event, will be suspended from the occurrence of such Non-Viability Event until the Write-Down Date.

Section 13.03. Suspension of Settlement through DTC. The Issuer, the Trustee, the Agents and each Holder or beneficial owner of a Security acknowledge that, following the receipt of a Write-Down Notice by DTC and the commencement of the Suspension Period, DTC will suspend all clearance and settlement of the Securities through DTC for the duration of the Suspension Period.

Section 13.04. Reimbursement of Payment. Any Holder of a Security by acceptance of such Security shall thereby agree that if any payment on such Security is made to such Holder with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event, then the payment of such amount shall be deemed null and void and such Holder shall be obliged to return the amount of such payment within ten days after receiving notice of the payment.

Section 13.05. Limitation of Rights upon a Non-Viability Event. Notwithstanding anything to the contrary set forth in this Subordinated Indenture or a Security, upon the occurrence of a Non-Viability Event, (a) no Holder or beneficial owner shall have any rights whatsoever under this Subordinated Indenture or the Security to take any action or enforce any rights or to instruct the Trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by a Holder or beneficial owner in such instruction or related to such instruction, any instruction previously given to the Trustee by such Holder or beneficial owner shall cease automatically and shall be deemed null and void and of no further effect, (c) no Holder or beneficial owner may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under, or in connection with, the Security and each Holder or beneficial owner of a Security will, by virtue of its holding of such Security, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no Holder or beneficial owner will be entitled to make any claim in any bankruptcy, insolvency or liquidation proceedings involving the Issuer or have any ability to initiate or participate in any such proceedings or do so through a representative; provided that nothing in this Section 13.05 will limit a Holder’s or beneficial owner’s rights with respect to payments of principal of or interest on a Security (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event.

Section 13.06. Notice of Write-Down. (a) The Issuer shall, on the date of or as soon as practicable after the occurrence of the Non-Viability Event, deliver a written notice to Holders and beneficial owners of a Security through DTC and to the Trustee and the Agents substantially in the form hereto attached as Exhibit A (a “Write-Down Notice”) confirming the occurrence of such Non-Viability Event and specifying the date on which the Write-Down of the Security shall become effective (the “Write-Down Date”), which date shall be determined by the Issuer in consultation with the FSA and any other applicable supervisory authorities and will be no less than one and no more than ten Business Days following the date of the Write-Down Notice.

(b) Any failure or delay by the Issuer to deliver a Write-Down Notice pursuant to this Section 13.06 will not change or delay the effect of the occurrence of a Non-Viability Event on the Issuer’s payment and other obligations under the relevant Security.

Section 13.07. No Duty to Monitor Non-Viability Event. None of the Trustee and the Agents shall be under any duty to determine, monitor or report whether a Non-Viability Event has occurred or circumstances exist which may lead to the occurrence of a Non-Viability Event and will not be responsible or liable to the Holders or any other person for any loss arising from any failure by it to do so. Unless and until the Trustee and the Agents receive a Write-Down Notice in accordance with Section 13.06, the Trustee and each Agent shall be entitled to assume that no Non-Viability Event or other such event or circumstance has occurred or exists. The Trustee and each Agent shall be entitled, without further enquiry and without liability to any Holder or any other person, to rely on any Write-Down Notice and each such Write-Down Notice shall be conclusive evidence of the occurrence of the Non-Viability Event. Each of the Trustee, the Agents, DTC and any other relevant clearing system shall be entitled without further enquiry and without liability to any Holder or any other person to rely conclusively on any Write-Down Notice, and the same shall be conclusive and binding on Holders. So long as such Securities are held in global form, neither the Trustee nor the Agents nor any common depository nor any registered holder thereof shall, in any circumstances, be responsible or liable to the Holders or any other person for any act, omission or default by DTC or any other relevant clearing system, or its respective participants, members, any broker-dealer or any other relevant third party with respect to the notification and/or implementation of any Write Down by any of them in respect of such Securities.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Indenture to be duly executed as of this 17th day of September, 2019.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

By:	/s/ Norimitsu Kobayashi
	Name:	Norimitsu Kobayashi
	Title:	General Manager, Investor Relations Dept.

THE BANK OF NEW YORK MELLON

By:	/s/ Teo Chin Ghee
	Name:	Teo Chin Ghee
	Title:	Vice President

[Subordinated Indenture]

EXHIBIT A

Form of Write-Down Notice1

NOTICE TO DTC, TRUSTEE AND AGENTS AND FOR PUBLICATION

AS A NOTICE TO HOLDERS AND BENEFICIAL OWNERS OF THE NOTES

[SMFG Letterhead]

To:	The Depository Trust Company
55 Water Street, 25th Floor
New York, NY 10041-0099
Attn: Mandatory Reorganization Department
Fax: +1 (212) 855-5488
Email: mandatoryreorgannouncements@dtcc.com

The Bank of New York Mellon
(as Trustee, Paying Agent, Registrar and Transfer
Agent)
240 Greenwich Street
New York, NY 10286
United States of America
Attn: Global Corporate Trust – Sumitomo Mitsui
Financial Group, Inc.
Fax: (+1) 212 815 5915

with a copy to:

The Bank of New York Mellon, Singapore Branch
One Temasek Avenue
#02-01 Millenia Tower
Singapore 039192
Attn: Global Corporate Trust – Sumitomo Mitsui
Financial Group, Inc.
Fax: +65 6883 0338
Email: Ctsingaporegcs@bnymellon.com

Re: Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% Subordinated Notes due 20[●] (CUSIP: [●]; ISIN: [●]) – Notice to DTC, the Trustee, the Agents and Holders and Beneficial Owners of the Notes of the Occurrence of a Non-Viability Event and Write-Down of the Notes

This notice is in relation to Sumitomo Mitsui Financial Group, Inc.’s U.S.$[●] [●]% subordinated notes due 20[●] (CUSIP: [●]; ISIN: [●]) issued on [●], 20[●] (the “Notes”) pursuant to the subordinated indenture, dated September 17, 2019 (the “Subordinated Indenture”) between Sumitomo Mitsui Financial Group, Inc. (“SMFG”) and The Bank of New York Mellon, as trustee (the “Trustee”), and offered and sold pursuant to the prospectus supplement dated [●], 20[●] (the “Prospectus Supplement”). Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Subordinated Indenture.

1 Note: Prior to sending this notice, the Issuer (or another party on its behalf) should contact DTC (Mandatory Reorganization Announcement Manager, +1-212-855-1000) to notify them of the occurrence of a Non-Viability Event and to reconfirm the address above. This notice is subject to modification if the Notes are in definitive form or if DTC’s procedures change following the date of this Subordinated Indenture.

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SMFG hereby notifies The Depository Trust Company (“DTC”), the Trustee, the Agents and the Holders and beneficial owners of the Notes that a Non-Viability Event has occurred on [insert date of Non-Viability Event]. As a result, on [insert Write-Down Date] (the “Write-Down Date”), the full principal amount of the Notes will be permanently written down to zero, the Notes will be cancelled and the Holders and beneficial owners of the Notes will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against SMFG or the Trustee with respect to, any payment of principal of or interest on the Notes (including Additional Amounts with respect thereto, if any), except for any payments of principal or interest (including Additional Amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event.

SMFG hereby instructs DTC to commence the Suspension Period by implementing a “chill” on the clearance and settlement of the Notes within DTC. The Suspension Period shall commence on the Business Day immediately following the date on which this notice is received by DTC, or, if DTC so determines in its discretion in accordance with its rules and procedures, on the second (2nd) Business Day immediately following the date on which this notice is received by DTC, and end on the Write-Down Date. Holders and beneficial owners of the Notes will not be able to settle the transfer of any Notes through DTC upon commencement of the Suspension Period, and any sale or other transfer of the Notes that a Holder or beneficial owner of the Notes may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by, and will not be settled within, DTC.

Further, under the terms of the Notes, DTC is instructed to write-down all participants’ positions held in the Notes in accordance with the following sentence and, as set forth in the Prospectus Supplement, Holders and beneficial owners of the Notes shall lose their entire investment in the Notes and have no further rights with respect to payments of principal of or interest on the Notes (including Additional Amounts with respect thereto, if any) except for any payments of principal or interest (including Additional Amounts respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event. SMFG hereby instructs DTC to write-down the full principal amount of the Notes to zero and to cancel the Notes on the Write-Down Date. Upon cancellation of the Notes, the Notes shall become null and void.

If any payment is made to a Holder or beneficial owner of the Notes with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event, then the payment of such amount shall be null and void and the Holder or beneficial owner shall be obliged to return the amount of such payment within ten days after receiving notice of the payment.

SMFG further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC, the Trustee or any Holders or beneficial owners of the Notes have any inquiries, please contact:

[SMFG Contact Person]

[Telephone]

[Fax]

[Email]

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